Exhibit 4.3

SUPPLEMENTAL INDENTURE

Supplemental Indenture (this “Supplemental Indenture”), dated as of July 16, 2014, among AmSurg Corp. (the “Issuer”), each of the Subsidiaries listed on the signature pages hereto (the “Guaranteeing Subsidiaries”), and U.S. Bank National Association, a national banking corporation (or its permitted successor), as trustee under the Indenture referred to below (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Issuer and the Subsidiary Guarantors party thereto have heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of July 16, 2014, as heretofore amended, providing for the issuance of the Issuer’s 5.625% Senior Notes due 2022 (the “Notes”);

WHEREAS, the Indenture provides that under certain circumstances a Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture and a related Notation of Guarantee pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Issuer’s obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Subsidiary Guarantee”); and

WHEREAS, pursuant to Sections 8.01 and 8.06 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Issuer, each of the Guaranteeing Subsidiaries and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1. Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2. Agreement to Guarantee. Each of the Guaranteeing Subsidiaries hereby agrees to provide an unconditional Subsidiary Guarantee on the terms and conditions set forth in the Indenture, including, without limitation, Article X of the Indenture.

3. No Recourse Against Others. Pursuant to Section 11.12 of the Indenture, no director, officer, employee, incorporator or stockholder of the Guaranteeing Subsidiary shall have any liability for any obligations of such Guaranteeing Subsidiary under the Notes, the Indenture, the Subsidiary Guarantee or for any claim based on, in respect of, or by reason of, such obligations or their creation.

4. NEW YORK LAW TO GOVERN. THE LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE.

5. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

6. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

7. Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiaries and the Issuer.

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

AMSURG CORP.

By:	/s/ Claire M. Gulmi
Name:	Claire M. Gulmi
Title:	Executive Vice President and Chief Financial Officer

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AMSURG HOLDINGS, INC.
AMSURG ANESTHESIA MANAGEMENT SERVICES, LLC
AMSURG EC TOPEKA, INC.
AMSURG EC ST. THOMAS, INC.
AMSURG EC BEAUMONT, INC.
AMSURG KEC, INC.
AMSURG EC SANTA FE, INC.
AMSURG EC WASHINGTON, INC.
AMSURG TORRANCE, INC.
AMSURG ABILENE, INC.
AMSURG SUNCOAST, INC.
AMSURG LA JOLLA, INC.
AMSURG HILLMONT, INC.
AMSURG PALMETTO, INC.
AMSURG NORTHWEST FLORIDA, INC.
AMSURG OCALA, INC.
AMSURG MARYVILLE, INC.
AMSURG BURBANK, INC.
AMSURG MELBOURNE, INC.
AMSURG EL PASO, INC.
AMSURG CRYSTAL RIVER, INC.
AMSURG ABILENE EYE, INC.
AMSURG INGLEWOOD, INC.
AMSURG SAN ANTONIO TX, INC.
AMSURG SAN LUIS OBISPO CA, INC.
AMSURG TEMECULA CA, INC.
AMSURG ESCONDIDO CA, INC.
AMSURG SCRANTON PA, INC.
AMSURG ARCADIA CA, INC.
AMSURG MAIN LINE PA, INC.
AMSURG OAKLAND CA, INC.
AMSURG LANCASTER PA, INC.
AMSURG POTTSVILLE PA, INC.

By:	/s/ Claire M. Gulmi
Name:	Claire M. Gulmi
Title:	Vice President, Secretary and Treasurer

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AMSURG GLENDORA CA, INC.
AMSURG KISSIMMEE FL, INC.
AMSURG ALTAMONTE SPRINGS FL, INC.
NSC RBO EAST, LLC
LONG BEACH NSC, LLC
TORRANCE NSC, LLC
DAVIS NSC, LLC
FULLERTON NSC, LLC
SAN ANTONIO NSC, LLC
AUSTIN NSC, LLC
TWIN FALLS NSC, LLC
KENWOOD NSC, LLC
TOWSON NSC, LLC
NSC WEST PALM, LLC
TAMPA BAY NSC, LLC
CORAL SPRINGS NSC, LLC
WESTON NSC, LLC
AMSURG FRESNO CA, INC.
AMSURG COLTON CA, INC.
AMSURG FRESNO ENDOSCOPY, INC.
AMSURG TEMECULA II INC.

By:	/s/ Claire M. Gulmi
Name:	Claire M. Gulmi
Title:	Vice President, Secretary and Treasurer

AUSTIN NSC, LP

By: Austin NSC, LLC, its general partner

By:	/s/ Claire M. Gulmi
Name:	Claire M. Gulmi
Title:	Vice President, Secretary and Treasurer

WILTON NSC, LLC

By: AmSurg Holdings, Inc. as the managing member

By:	/s/ Claire M. Gulmi
Name:	Claire M. Gulmi
Title:	Vice President, Secretary and Treasurer

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ANESTHESIA AND PAIN MANAGEMENT SERVICES OF CALIFORNIA, INC.
ANESTHESIOLOGY OF JUPITER, P.A.
MEDICAL ANESTHESIA CONSULTANTS MEDICAL GROUP, INC.
NEW JERSEY HEALTHCARE SPECIALISTS, P.C.
NORTH TEXAS PERINATAL ASSOCIATES, P.A.
SHERIDAN ACQUISITION ASSOCIATES II, P.A.
SHERIDAN ACQUISITION ASSOCIATES, P.A.
SHERIDAN ANESTHESIA SERVICES OF MARYLAND, P.C.
SHERIDAN ANESTHESIA SERVICES OF MINNESOTA, P.C.
SHERIDAN CHILDREN’S HEALTHCARE SERVICES OF NORTH CAROLINA, P.A.
SHERIDAN CRITICAL CARE SERVICES, P.A.
SHERIDAN HEALTHCARE OF ARKANSAS, P.A.
SHERIDAN HEALTHCARE OF CONNECTICUT, P.C.
SHERIDAN HEALTHCARE OF MASSACHUSETTS, P.C.
SHERIDAN HEALTHCARE OF NORTH TEXAS, P.A.
SHERIDAN HEALTHCARE OF TEXAS, P.A.
TRI-COUNTY PAIN MANAGEMENT, P.A.

By:	/s/ Gilbert Drozdow
Name:	Gilbert Drozdow
Title:	President

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ALL WOMEN’S HEALTHCARE HOLDINGS, INC.
ALL WOMEN’S HEALTHCARE, INC.
ALL WOMEN’S HEALTHCARE OF DADE, INC.
ALL WOMEN’S HEALTHCARE OF SAWGRASS, INC.
ALL WOMEN’S HEALTHCARE OF WEST BROWARD, INC.
ALL WOMEN’S HEALTHCARE SERVICES, INC.
DISCOVERY CLINICAL RESEARCH, INC.
COMPREHENSIVE TELERADIOLOGY SOLUTIONS, INC.
FLORIDA UNITED RADIOLOGY, L.C.
ICS RADIOLOGY, INC.
JUPITER IMAGING ASSOCIATES, INC.
SHERIDAN RADIOLOGY SERVICES, INC.
SHERIDAN RADIOLOGY SERVICES OF CENTRAL FLORIDA, INC.
SHERIDAN RADIOLOGY SERVICES OF KENTUCKY, INC.
SHERIDAN RADIOLOGY SERVICES OF PINELLAS, INC.
SHERIDAN RADIOLOGY SERVICES OF SOUTH FLORIDA, INC.
FM HEALTHCARE SERVICES, INC.
FMO HEALTHCARE HOLDINGS, INC.
FO INVESTMENTS II, INC.
FO INVESTMENTS, INC

By:	/s/ Jay A. Martus
Name:	Jay A. Martus
Title:	Vice President

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ANESTHESIOLOGISTS OF GREATER ORLANDO, INC.
ANESTHESIOLOGY ASSOCIATES OF TALLAHASSEE, INC.
BETHESDA ANESTHESIA ASSOCIATES, INC.
BOCA ANESTHESIA SERVICE, INC.
COMPREHENSIVE PAIN MEDICINE, INC.
DRS. ELLIS, ROJAS, ROSS & DEBS, INC.
FLAMINGO ANESTHESIA ASSOCIATES, INC.
GREATER FLORIDA ANESTHESIOLOGISTS, LLC
GYNECOLOGIC ONCOLOGY ASSOCIATES, INC.
INTERVENTIONAL REHABILITATION OF SOUTH FLORIDA, INC.
JACKSONVILLE BEACHES ANESTHESIA ASSOCIATES, INC.
JUPITER ANESTHESIA ASSOCIATES, L.L.C.
JUPITER HEALTHCARE, LLC
NEW GENERATIONS BABEE BAG, INC.
NORTH FLORIDA PERINATAL ASSOCIATES, INC.
PARITY HEALTHCARE, INC.
SHERIDAN ANESTHESIA SERVICES OF ALABAMA, INC.
SHERIDAN ANESTHESIA SERVICES OF LOUISIANA, INC.
SHERIDAN ANESTHESIA SERVICES OF OKLAHOMA, INC.
SHERIDAN ANESTHESIA SERVICES OF VIRGINIA, INC.
SHERIDAN CHILDREN’S HEALTHCARE SERVICES, INC.
SHERIDAN CHILDREN’S HEALTHCARE SERVICES OF LOUISIANA, INC.
SHERIDAN CHILDREN’S HEALTHCARE SERVICES OF NEW MEXICO, INC.
SHERIDAN CHILDREN’S HEALTHCARE SERVICES OF VIRGINIA, INC.
SHERIDAN CLINICAL RESEARCH, INC.

By:	/s/ Jay A. Martus
Name:	Jay A. Martus
Title:	Executive Vice President

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SHERIDAN EMERGENCY PHYSICIAN SERVICES, INC.
SHERIDAN EMERGENCY PHYSICIAN SERVICES OF MISSOURI, INC.
SHERIDAN EMERGENCY PHYSICIAN SERVICES OF NORTH MISSOURI, INC.
SHERIDAN EMERGENCY PHYSICIAN SERVICES OF SOUTH DADE, INC.
SHERIDAN EMERGENCY PHYSICIAN SERVICES OF SOUTH FLORIDA, INC.
SHERIDAN HEALTHCARE, INC.
SHERIDAN HEALTHCARE OF LOUISIANA, INC.
SHERIDAN HEALTHCARE OF MISSOURI, INC.
SHERIDAN HEALTHCARE OF VERMONT, INC.
SHERIDAN HEALTHCARE OF VIRGINIA, INC.
SHERIDAN HEALTHCARE OF WEST VIRGINIA, INC.
SHERIDAN HEALTHCORP, INC.
SHERIDAN HEALTHCORP OF CALIFORNIA, INC.
SHERIDAN HEALTHY HEARING SERVICES, INC.
SHERIDAN HOLDINGS, INC.
SHERIDAN INVESTCO, LLC
SOUTHEAST PERINATAL ASSOCIATES, INC. SUNBEAM ASSET, LLC
SUNBEAM INTERMEDIATE HOLDINGS, INC.
SUNBEAM PRIMARY HOLDINGS, INC.
TENNESSEE VALLEY NEONATOLOGY, INC.
TIVA HEALTHCARE, INC.

By:	/s/ Jay A. Martus
Name:	Jay A. Martus
Title:	Executive Vice President

PARTNERS IN MEDICAL BILLING, INC.

By:	/s/ Jay A. Martus
Name:	Jay A. Martus
Title:	President

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GLOBAL SURGICAL PARTNERS, INC.

By:	/s/ Kenneth Arvin
Name:	Kenneth Arvin
Title:	President

SHERIDAN EMERGENCY PHYSICIAN SERVICES OF GEORGIA, LLC
SHERIDAN EMERGENCY PHYSICIAN SERVICES OF SOUTH CAROLINA, P.A.

By:	/s/ Paul Anthony Andrulonis
Name:	Paul Anthony Andrulonis
Title:	President

SHERIDAN CHILDREN’S HEALTHCARE SERVICES OF COLORADO, P.C.
SHERIDAN CHILDREN’S HEALTHCARE SERVICES OF SOUTH CAROLINA, P.A.

By:	/s/ M. Richard Auerbach
Name:	M. Richard Auerbach
Title:	President

SHERIDAN CHILDREN’S HEALTHCARE SERVICES OF NEW JERSEY, P.C.
SHERIDAN CHILDREN’S HEALTHCARE SERVICES OF TENNESSEE, P.C.

By:	/s/ Barry Chandler
Name:	Barry Chandler
Title:	President

PHYSICIAN OFFICE PARTNERS, INC.

By:	/s/ Robert Davey
Name:	Robert Davey
Title:	President

CORAL ANESTHESIA ASSOCIATES, INC.
PAIN PHYSICIANS OF CENTRAL FLORIDA, P.A.

By:	/s/ Andrew Greenfield
Name:	Andrew Greenfield
Title:	President

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U.S. BANK NATIONAL ASSOCIATION, AS TRUSTEE

By:	/s/ Wally Jones
Name:	Wally Jones
Title:	Vice President

As of July 16, 2014